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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.

                                   May 3, 2000
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                Date of Report (Date of earliest event reported)


                        EMERALD CAPITAL INVESTMENTS, INC.
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           (Name of Small Business Issuer as specified in its charter)


                  Delaware                            36-36939936
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           (State or other jurisdiction of         (I.R.S. employer
            incorporation or organization)         identification No.)

                           SEC File Number 33-30365-C

                    536 North 100 West, Heber City, UT 84032
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                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (435) 654-5425

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Item 2.   Acquisitions or Disposition of Assets

      On May 3, 2000, Emerald Capital Investments, Inc. ("Emerald") entered into an Agreement and Plan of Merger (the "Agreement") to acquire CCC Globalcom, Inc.("CCC") in a merger transaction. The closing of the merger is subject to a number of conditions including approval by the shareholders of Emerald and completion of due diligence reviews by both parties to their satisfaction. CCC is a privately held Texas corporation formed to engage in the telecommunications business. If the transaction is effected, as to which there can be no assurance, it is likely that it would be treated as a reverse merger for accounting purposes with CCC deemed to be the survivor for accounting purposes. If the transaction is completed, the following will occur:

1.   CCC will become a wholly-owned subsidiary of Emerald;

2. The officers and directors of CCC will become the officers and directors of Emerald (Douglas P. Morris, currently a director of Emerald will remain a director);

3. The shareholders of CCC will become the controlling shareholders of Emerald; and

4. Emerald's name will be changed to CCC Globalcom Corporation or some derivation thereof and Emerald's domicile will be changed from the State of Delaware to the State of Nevada.

      There are currently 6,868,698 shares of Emerald' common stock issued and outstanding. The Agreement provides for a 1 for 20 reverse split of Emerald's issued and outstanding shares of common stock thereby reducing the number of outstanding shares to approximately 343,435. To acquire CCC, Emerald will issue 30,250,000 shares of Emerald's common stock, calculated after the reverse split, to the CCC shareholders in exchange for their shares of CCC.

      The Merger is subject to a number of conditions two of the most significant of which are: (i) the completion of a private offering with not less than 670,000 Shares sold at a price of $1.50 per share; and (ii) CCC Globalcom's acquisition of a company named Ciera Network Solutions, Inc.

      It is anticipated that immediately following the closing of the transaction, there will be approximately 31,693,435 shares of Emerald issued and outstanding, after giving effect to the reverse split. Certain existing warrants and other securities convertible into the common stock of Emerald and CCC will become equivalent rights to convert such securities into the common stock of the reorganized company upon completion of the transaction, as more fully described in the Agreement, a copy of which is attached as an Exhibit to this Report.

Conditions to Closing

      In addition to the completion of private placement and the acquisition of Cierra, the closing of the transaction is subject to a number of conditions including, but not limited to, the following:


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      1. The parties  shall have  performed  and  complied  with all  covenants, agreements, and conditions required by the Agreement to be performed or complied with by it prior to or at the Closing Time;

      2. There shall not have occurred any material adverse changes in the financial position or business of either Emerald or CCC between the date of the execution of the agreement and the closing;

      3. Emerald's shareholders shall have approved the transaction;

      4. The parties shall have each completed their due diligence reviews of the other to their satisfaction;

      5. There shall not be any material litigation, proceeding or governmental investigation pending or threatened effecting the parties or the transaction;

      6. CCC shall deliver such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Emerald in connection with the Exchange; and

      7. The issuance of Emerald shares to the stockholders of CCC will not be registered but will be effected only if it can come within Section 4(2) of the Securities Act of 1933, and under applicable state securities exemptions as a non-public offering.

Item 7. Financial Statements and Exhibits

     Financial Statements. Required proforma and other financial statements will be filed subsequent to the closing of the transaction.

      Exhibits.
         No.      Description
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        2.1       Agreement and Plan of Merger



                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 22, 2000                       EMERALD CAPITAL INVESTMENTS, INC.


                                          By /s/   Douglas P. Morris
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                                          Douglas P. Morris, Vice President

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